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                                                                       Exhibit 3

                                                                   July 23, 2001

Environmental Power Corporation
500 Market Street, Suite 1E
Portsmouth, NH  03801

     Reference is made to the Share Exchange Agreement (the "Exchange Agreement") dated as of June 20, 2001 between Environmental Power Corporation, Microgy Cogeneration Systems, Inc. and the Principal Microgy Shareholders referred to therein. Capitalized terms used herein without definition shall have the respective definitions ascribed in the Exchange Agreement.

     1. Each Principal Microgy Stockholder signing this letter hereby waives, and covenants and agrees not to assert any right to, any adjustment under
Section 2.4 of the Exchange Agreement.

     2. Each of the undersigned acknowledges that its execution of this letter is a material inducement to EPC to consummate the transactions contemplated by the Exchange Agreement.

     The letter may be signed in counterparts and/or by facsimile and shall be effective and binding on each signatory hereto upon such person's signature.

                                            Very truly yours,


                                            ____________________________________
                                              George A. Kast


                                            ____________________________________
                                              Benjamin J. Brant


                                            ____________________________________
                                              Daniel J. Eastman


                                            ____________________________________
                                              Steven J. Brunner


                                            ____________________________________
                                              John J. Burke

Agreed and Accepted

ENVIRONMENTAL POWER CORPORATION

By: ___________________________